UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 15, 2019

Rhinebeck Bancorp, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	333-227266	83-2117268
(State or Other Jurisdiction	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

2 Jefferson Plaza, Poughkeepsie, New York		12601
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:   (845) 454-8555

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                                                 Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01     Other Events

On January 15, 2019, Rhinebeck Bancorp, Inc. (the "Company") announced the results of its subscription offering. The Company also announced the expected closing date for the offering and related reorganization of Rhinebeck Bank and Rhinebeck Bancorp, Inc. into the two-tier mutual holding company structure.  A copy of the press release is included herein as Exhibit 99.1

On January 16, 2019, the Company announced that Rhinebeck Bank and Rhinebeck Bancorp, MHC had completed their reorganization into the two-tier mutual holding company structure and that the Company had closed its stock offering. A copy of the press release is included herein as Exhibit 99.2.

Item 9.01     Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits.

	Exhibit No.	Description
	99.1	Press Release dated January 15, 2019

	99.2	Press Release dated January 16, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

RHINEBECK BANCORP, INC.

DATE: January 16, 2019	By: /s/ Michael J. Quinn
Michael J. Quinn
President and Chief Executive Officer